SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (date of earliest event reported) September 30, 1998

                        TOUPS TECHNOLOGY LICENISNG, INC.
             (Exact name of registrant as specified in its charter)

         Florida                     000-23897                   59-3462501
State or other jurisdiction          Commission                (IRS Employer
of incorporation)                    File Number)           Identification No.)

             7887 Bryan Diary Road, Suite 105, Largo, Florida 33777
                    (address of principal executive offices)

Registrant's telephone number, including area code:  (813)-548-0918



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ITEM 1            Not applicable

ITEM 2            Not applicable

Item 3            Not applicable.

Item 4            Not applicable.

Item 5            Not applicable

Item 6            Not applicable.

Item 7 Attached are the audited financial statements for balance sheets of Brounley Associates, Inc. as of December 31, 1997, and the related statements of income, stockholders' equity and cash cash flows for the years then ended. The Company has previously provided unaudited Pro Forma Consolidated Financial statements for the six month period ended June 30, 1998 which give effect to the acquisition of Brounley.

Item 8    Not applicable.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Toups Technology Licensing, Inc.
                                  (Registrant)



Date: July 22, 1999          Leon H. Toups, President
                                 ------------------------
                                   (Signature)